CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated May 19, 2000, relating to the financial statements and financial highlights which appear in the March 31, 2000 Annual Report to Shareholders of Nations International Growth Fund and Nations International Equity Fund which are also incorporated by reference into the Registration Statement. We also consent to the reference to us in the Registration Statement under the heading "Financial Statements."



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
May 19, 2000